                            SCHEDULE 14A INFORMATION

              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[_]  Preliminary Consent Statement         [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[_]  Definitive Consent Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-

                 Oregon Steel Mills, Inc.
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        (Name of Registrant as Specified In Its Charter)

  Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    [_] Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        (4) Date Filed:

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                  SUPPLEMENT TO CONSENT SOLICITATION STATEMENT
                            DATED DECEMBER 16, 1998



          The Committee to Restore Shareholder Value at Oregon Steel Mills, Inc. (the "Committee") is filing this Supplement to Consent Solicitation Statement in connection with the solicitation of consents (the "Solicitation") from the
holders of Oregon Steel Mills, Inc.'s (the "Company's") common stock.   The
members of the Committee are The Crabbe Huson Group, Inc., the Amalgamated Bank of New York LongView MidCap 400 Index Fund and the American Federation of Labor and Congress of Industrial Organizations (the "AFL-CIO"). This Supplement updates the Consent Solicitation Statement dated December 16, 1998.

          Additional participants in the Solicitation are Ed Keyser and Joshua Mason, both of whom are employees of the AFL-CIO. Neither Mr. Keyser nor Mr. Mason owns any shares of the Company=s common stock.

Dated:  January 7, 1999



                              THE COMMITTEE TO RESTORE SHAREHOLDER VALUE AT OREGON STEEL MILLS, INC.